UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2007 (January 30, 2007)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133895	06-1637809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Connecticut Avenue

Norwalk, Connecticut 06850

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 30, 2007, the Board of Directors of Affinion Group Holdings, Inc. (“Holdings”) approved an amendment to Holdings’ 2005 Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock, par value $0.01 per share, of Holdings issuable under the Plan to 2,330,500 shares. Holdings is the parent company of Affinion Group, Inc. (“Affinion”).

On January 30, 2007, the Board of Directors of Holdings and the Board of Directors of Affinion approved an amendment to the outstanding Plan options to purchase common stock of Holdings, which amendment reduced the exercise price of the outstanding options from $10.00 per share to $3.00 per share. The amendment also provided for the payment of a one-time cash bonus by Affinion to Holdings’ optionholders of approximately $5.2 million in the aggregate. The amendment was made pursuant to the Plan, which requires Holdings to make an equitable adjustment to outstanding options upon the payment of an extraordinary dividend. The amendment was effective on January 31, 2007, the date of the payment of an extraordinary dividend to the holders of common stock of Holdings, which is described in Item 7.01 below.

Item 7.01	Regulation FD Disclosure.

On January 31, 2007, Holdings entered into, and simultaneously closed under, its five-year $350 million aggregate principal amount senior unsecured term loan facility (the “Holdings Loan Agreement”) with Deutsche Bank Trust Company Americas (“Deutsche Bank”) as the initial lender, with Deutsche Bank Securities Inc. and Banc of America Securities LLC (“BAS”) as the joint lead arrangers and book-running managers, Deutsche Bank as administrative agent, and BAS as syndication agent. Loans under the Holdings Loan Agreement initially accrue cash interest at the rate of six month LIBOR plus 6.25%, but the interest rate is subject to additional increases over time and further increases if, in lieu of paying cash interest, the interest is paid by adding such interest to the principal amount of the loans. Affinion and its subsidiaries are not parties to the Holdings Loan Agreement.

Holdings used the net proceeds, after discount, from the loans under the Holdings Loan Agreement to redeem approximately $106.0 million liquidation preference of its preferred stock and to pay a dividend of approximately $240.5 million to its stockholders (including holders of its restricted stock). Affinion will use cash on hand to pay certain fees and expenses related to the Holdings Loan Agreement, which are estimated to be approximately $8.0 million.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit
10.1	Second Amendment to Affinion Group Holdings, Inc. 2005 Stock Incentive Plan.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: February 1, 2007	By:	/s/ Todd H. Siegel
Name: Todd H. Siegel
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Exhibit
10.1	Second Amendment to Affinion Group Holdings, Inc. 2005 Stock Incentive Plan.